UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2008 (July 29, 2008)

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 High Street, 30th Floor, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 517-3248

Global BPO Services Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2008, at the Company’s 2008 annual meeting of stockholders, the Company’s stockholders approved the 2008 Stock Incentive Plan. A summary of the 2008 Stock Incentive Plan was provided in the proxy statement filed with the Securities and Exchange Commission on July 3, 2008 in the section entitled “The Incentive Plan Proposal” and the 2008 Stock Incentive Plan as approved by the Board of Directors was attached as Annex D to the proxy statement, each of which are incorporated herein by reference. The forms of incentive stock option agreement, non-statutory stock option agreement, restricted stock agreement and restricted stock unit agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: August 4, 2008

By:  /s/  R. Scott Murray

        Name: R. Scott Murray

        Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Incentive Stock Option Agreement under the 2008 Stock Incentive Plan of the Company

10.2	Form of Non-Statutory Stock Option Agreement under the 2008 Stock Incentive Plan of the Company

10.3	Form of Restricted Stock Agreement under the 2008 Stock Incentive Plan of the Company

10.4	Form of Restricted Stock Unit Agreement under the 2008 Stock Incentive Plan of the Company

Exhibit 10.1

STREAM GLOBAL SERVICES, INC.

Incentive Stock Option Agreement

Granted Under 2008 Stock Incentive Plan

1.	Grant of Option.

This agreement evidences the grant by Stream Global Services, Inc., a Delaware corporation (the “Company”), on                     , 20[    ] (the “Grant Date”) to [                    ], an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2008 Stock Incentive Plan (the “Plan”), a total of [                    ] shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $[            ] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [                    ], 20[    ] (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

This option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 6.25% of the original number of Shares at the end of each successive three-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment by the Company for Cause, and the effective date of such employment termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment). If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4.	Tax Matters.

(a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

5.	Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.	Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

STREAM GLOBAL SERVICES, INC.

By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2008 Stock Incentive Plan.

PARTICIPANT:

Address:

Exhibit 10.2

STREAM GLOBAL SERVICES, INC.

Nonstatutory Stock Option Agreement

Granted Under 2008 Stock Incentive Plan

1.	Grant of Option.

This agreement evidences the grant by Stream Global Services, Inc., a Delaware corporation (the “Company”), on             , 20[    ] (the “Grant Date”) to [                    ], [an employee], [a consultant], [a director] of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2008 Stock Incentive Plan (the “Plan”), a total of [                    ] shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $[            ] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [            ], 20[    ] (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

This option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 6.25% of the original number of Shares at the end of each successive three-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other relationship). If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4.	Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.	Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.	Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

STREAM GLOBAL SERVICES, INC.

By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2008 Stock Incentive Plan.

PARTICIPANT:

Address:

Exhibit 10.3

STREAM GLOBAL SERVICES, INC.

Restricted Stock Agreement

Name of Recipient:

Number of shares of restricted common stock awarded:

Grant Date:

Stream Global Services, Inc. (the “Company”) has selected you to receive the restricted stock award described above, which is subject to the provisions of the Company’s 2008 Stock Incentive Plan (the “Plan”) and the terms and conditions contained in this Restricted Stock Agreement. Please confirm your acceptance of this restricted stock award and of the terms and conditions of this Agreement by signing a copy of this Agreement where indicated below.

STREAM GLOBAL SERVICES, INC.

By:
Name:
Title:

Accepted and Agreed:

PARTICIPANT:

Address:

STREAM GLOBAL SERVICES, INC.

Restricted Stock Agreement

The terms and conditions of the award of shares of restricted common stock of the Company (the “Restricted Shares”) made to the Recipient, as set forth on the cover page of this Agreement, are as follows:

1.	Issuance of Restricted Shares.

(a) The Restricted Shares are issued to the Recipient, effective as of the Grant Date (as set forth on the cover page of this Agreement), in consideration of employment services rendered and to be rendered by the Recipient to the Company.

(b) The Restricted Shares will initially be issued by the Company in book entry form only, in the name of the Recipient. Following the vesting of any Restricted Shares pursuant to Section 2 below, the Company shall, if requested by the Recipient, issue and deliver to the Recipient a certificate representing the vested Restricted Shares. The Recipient agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2.	Vesting.

Unless otherwise provided in this Agreement or the Plan, the Restricted Shares shall vest in accordance with the following vesting schedule: 6.25% of the total number of Restricted Shares shall vest on the dates that are three months, six months, nine months and 12 months after the Grant Date; and 25% of the total number of Restricted Shares shall vest on each of the second, third and fourth anniversaries of the Grant Date. Any fractional number of Restricted Shares resulting from the application of the foregoing percentages shall be rounded down to the nearest whole number of Restricted Shares.

3.	Forfeiture of Unvested Restricted Shares Upon Employment Termination.

In the event that the Recipient ceases to be employed by the Company for any reason or no reason, with or without cause, all of the Restricted Shares that are unvested as of the time of such employment termination shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Recipient, effective as of such termination of employment. The Recipient hereby authorizes the Company to take any actions necessary or appropriate to cancel any certificate(s) representing forfeited Restricted Shares and transfer ownership of such forfeited Restricted Shares to the Company; and if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such cancellation and transfer, the Recipient shall promptly execute and deliver the same to the Company. The Recipient shall have no further rights with respect to any Restricted Shares that are so forfeited. If the Recipient is employed by a subsidiary of the Company, any references in this Agreement to employment with the Company shall instead be deemed to refer to employment with such subsidiary.

4.	Restrictions on Transfer.

The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Restricted Shares, or any interest therein, until such Restricted Shares have vested, except that the Recipient may transfer such Restricted Shares: (a) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Compensation Committee (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Recipient and/or Approved Relatives, provided that such Restricted Shares shall remain subject to this Agreement (including without limitation the forfeiture provisions set forth in Section 3 and the restrictions on transfer set forth in this Section 4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement; or (b) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation). The Company shall not be required (i) to transfer on its books any of the Restricted Shares which have been transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Shares or to pay dividends to any transferee to whom such Restricted Shares have been transferred in violation of any of the provisions of this Agreement.

5.	Restrictive Legends.

The book entry account reflecting the issuance of the Restricted Shares in the name of the Recipient shall bear a legend or other notation upon substantially the following terms:

“These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6.	Rights as a Shareholder.

Except as otherwise provided in this Agreement, for so long as the Recipient is the registered owner of the Restricted Shares, the Recipient shall have all rights as a shareholder with respect to the Restricted Shares, whether vested or unvested, including, without limitation, any rights to receive dividends and distributions with respect to the Restricted Shares and to vote the Restricted Shares and act in respect of the Restricted Shares at any meeting of shareholders.

7.	Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Recipient with this Agreement. As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), the rights of the Company hereunder (including the right to receive forfeited Restricted Shares) shall inure to the benefit of the Company’s successor and, unless the Board determines otherwise, shall apply to the cash, securities or other property which the Restricted Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Restricted Shares under this Agreement.

8.	Tax Matters.

(a) Acknowledgments; Section 83(b) Election. The Recipient acknowledges that he or she is responsible obtaining the advice of the Recipient’s own tax advisors with respect to the acquisition of the Restricted Shares and the Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Shares. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Shares. The Recipient acknowledges that he or she has been informed of the availability of making an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the issuance of the Restricted Shares and that the Recipient has decided not to file a Section 83(b) election.

(b) Withholding. The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the Restricted Shares. On each date on which Restricted Shares vest, the Company shall deliver written notice to the Recipient of the amount of withholding taxes due with respect to the vesting of the Restricted Shares that vest on such date; provided, however, that the total tax withholding cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Recipient shall satisfy such tax withholding obligations by making a cash payment to the Company on the date of vesting of the Restricted Shares, in the amount of the Company’s withholding obligation in connection with the vesting of such Restricted Shares. Alternatively, the Recipient may, if the Compensation Committee so approves, satisfy such tax withholding obligations by transferring to the Company, on each date on which Restricted Shares vest under this Agreement, such number of Restricted Shares that vest on such date as have a fair market value (calculated using the last reported sale price of the common stock of the Company on the American Stock Exchange on the trading date immediately prior to such vesting date) equal to the amount of the Company’s tax withholding obligation in connection with the vesting of such Restricted Shares. To effect such delivery of Restricted Shares, the Recipient shall deliver a written notice to the Company stating that a specified number of Restricted Shares registered to the Recipient in book entry form are thereby transferred to the Company.

9.	Miscellaneous.

(a) No Right to Continued Employment. The Recipient acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Shares is contingent upon his or her continued employment by the Company, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Recipient any rights with respect to continued employment by the Company.

(b) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

(c) Recipient’s Acknowledgments. The Recipient acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.

Exhibit 10.4

STREAM GLOBAL SERVICES, INC.

Restricted Stock Unit Agreement

Granted Under 2008 Stock Incentive Plan

This Restricted Stock Unit Agreement (this “Agreement”) is made this [        ] day of [            ], 20[    ] (the “Grant Date”), between Stream Global Services, Inc., a Delaware corporation (the “Company”), and [                    ] (the “Participant”).

1.	Grant and Issuance of Shares.

The Company shall issue to the Participant, and the Participant shall acquire and accept from the Company, subject to the terms and conditions set forth in this Agreement and in the Company’s 2008 Stock Incentive Plan (the “Plan”), [                    ] restricted stock units (individually, an “RSU” and collectively, the “RSUs”). Each RSU represents the right to receive one share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) as provided in this Agreement. The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as “Shares.” The Participant agrees that the Shares shall be subject to (without limitation) the forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2.	Vesting; Forfeiture.

(a) The RSUs shall vest as to 6.25% of the original number of RSUs at the end of each successive three-month period following the Grant Date until the fourth anniversary of the Grant Date, so long as the Participant continues to be employed by the Company.

(b) Any RSUs that have not vested on or before the date upon which the Participant ceases to be employed by the Company for any reason other than death shall be forfeited to the Company and the Participant shall have no further rights with respect to such unvested RSUs.

(c) In the event that a Participant’s employment with the Company is terminated by reason of the Participant’s death all unvested RSUs shall vest in full as of the date of the Participant’s death.

(d) For purposes of this Agreement, employment with the Company shall include employment with any direct or indirect parent or subsidiary of the Company, or any successor to the Company or any such parent or subsidiary of the Company.

3.	Distribution of Shares.

(a) The Company will distribute to the Participant (or to the Participant’s estate in the event that his or her death occurs after a vesting date but before distribution of the corresponding Shares), as soon as administratively practicable after each vesting date, the Shares represented by RSUs that vested on such vesting date.

(b) The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any RSUs unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

4.	Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any RSUs, or any interest therein, that are subject to the forfeiture provisions under Section 2 above, except that the Participant may transfer such RSUs (i) to or for the benefit of any spouse, children, parents, uncles, aunts, nieces, nephews, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such RSUs shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the forfeiture provisions set forth in Section 2 above) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

5.	Dividend and Other Shareholder Rights.

Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant.

6.	Provisions of the Plan; Reorganization Event.

(a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

(b) Upon the occurrence of a Reorganization Event (as defined in the Plan), the repurchase and other rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the RSUs were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the RSUs under this Agreement. If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the RSUs is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

7.	Withholding Taxes; No Section 83(b) Election.

(a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind (including payroll and social security taxes) required by law to be withheld with respect to the issuance of the RSUs to the Participant hereunder, the vesting of the RSUs, or the issuance of the Shares to the Participant upon vesting of the RSUs. Upon the vesting of the RSUs and issuance of the Shares, the Company may retain that number of whole Shares valued at their fair market value on the date of the event creating such withholding obligation (which shall equal the closing price of the Common Stock on the American Stock Exchange, or any other national exchange if the Common Stock is then listed or quoted on such exchange, on such date or, if such date is not a trading date, on the next following trading date) as is sufficient in the opinion of the Company to satisfy such tax obligations. In the event the withholding tax obligation would result in a fractional number of Shares to be withheld by the Company, such number of Shares to be withheld shall be rounded up to the next nearest number of whole Shares. The Participant shall have no further rights with respect to any Shares that are retained by the Company pursuant to this provision. Under no circumstances will the Company be required to issue any fractional Shares. If, due to rounding of Shares, the value of the number of Shares retained by the Company pursuant to this provision is more than the amount required to be withheld, then the Company may pay such excess amount to the relevant tax authority as additional withholding with respect to the Participant.

(b) The Participant acknowledges that no election under Section 83(b) of the United States Internal Revenue Code may be filed with respect to this award.

8.	Miscellaneous.

(a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b) Assignment. The Company shall have the right to assign this Agreement, or any portions thereof, including its rights with respect to the forfeiture of the RSUs pursuant to Section 2 above, to any person or persons.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

(f) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after mailing, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(f).

(g) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

(i) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(j) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(k) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

(l) Unfunded Rights. The right of the Participant to receive Shares pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of the holder of an unsecured general obligation of the Company.

(m) [The Participant agrees to the receipt, holding and processing of information in connection with the grant, vesting, exercise, taxation and general administration of the Plan and this RSU by the Company or any subsidiary of the Company and any of their advisers or agents and to the transmission of such information outside of the European Economic Area for this purpose.]1

[Signature page follows]

[1]	Included only for employees in certain non-U.S. jurisdictions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

STREAM GLOBAL SERVICES, INC.

By:
Name:
Title:
Address:	125 High Street, 30th Floor Boston, MA 02110

[Name of Participant]

Address: